UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/13/2010

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23930

Washington	91-1549568
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 623-7612
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 13, 2010, Targeted Genetics Corporation (the "Company") announced that it notified The NASDAQ Stock Market ("NASDAQ") of its decision not to pursue a reverse stock split as a means to regain compliance with the $1.00 share price requirement required for continued listing under Listing Rule 5550(a)(2). As previously reported, the Company had been granted an exception to the NASDAQ continued listing requirements, subject to the satisfaction of certain conditions, one of which was to pursue a reverse stock split as needed to regain compliance with the NASDAQ's $1.00 per share minimum bid price requirement. As a result of the Company's decision, the Company anticipates that the NASDAQ Hearings Panel will issue a final determination to delist its common stock and NASDAQ will suspend trading of its stock on January 15, 2010. The Company expects that NASDAQ will file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the "SEC") on or about January 22, 2010 with the delisting of the Company's common stock effective 10 days after the filing of the Form 25, or on or about February 1, 2010. Following the delisting, Targeted Genetics anticipates that its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.    Other Events

In connection with the press release described in Item 3.01 of this current report on Form 8-K, the Company also announced that, after the Form 25 described in Item 3.01 is effective, which is currently expected to be on or shortly after February 1, 2010, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and to immediately suspend certain reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Form 15 is expected to be made effective by the SEC within 90 days of filing the Form 15. Thereafter, the Company intends to communicate with its shareholders through its website and periodic press releases.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
99.1        Press Release of Targeted Genetics Corporation dated January 13, 2010

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This current report on Form 8-K and the press release incorporated herein by reference contains or may contain certain forward-looking statements concerning the Company's status as a listed company on NASDAQ and reporting company under the Exchange Act and the rules and regulations promulgated thereunder, financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, actions taken by NASDAQ and the Hearings Panel in response to our written notifications regarding our intention not to pursue a means to regain compliance with the share price requirement, including the anticipated suspension of trading in our securities and expected filing of the Form 25, actions taken by holders of our common stock in response to this announcement and the anticipated filing of the Form 25 and Form 15, the willingness of market makers to trade the Company's common stock on the Pink Sheets and actions taken by the SEC in response to the anticipated filing of the Form 25 and the Form 15, as well as those factors described in the Company's filings with the SEC, press releases and other communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

Date: January 13, 2010	By:	/s/ DAVID J. POSTON
DAVID J. POSTON
VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	PRESS RELEASE OF TARGETED GENETICS CORPORATION DATED JANUARY 13, 2010